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                                   EXHIBIT 21


The following are all of the subsidiaries of General Automation, Inc,:


Name                                             Jurisdiction of Incorporation
----                                             -----------------------------

GA Mentor Limited                                United Kingdom

Sequoia Systems (UK) Ltd.                        United Kingdom

General Automation Pty. Ltd.                     Australia

Sequoia Systems (Australia) Pty Ltd.             Australia

Liberty Integration Software Inc.                Canada